UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 16, 2015

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16600 Swingley Ridge Road, Chesterfield, Missouri 63017

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2015, Paul Schuster, Senior Executive Vice President, Head of EMEA Markets of Reinsurance Group of America, Incorporated (the “Company”), announced his retirement after nearly 25 years of service to the Company. In connection with his retirement, Mr. Schuster and RGA Reinsurance Company (“RGA”), a subsidiary of the Company, entered into that certain Confidential Separation Agreement and General Release, dated December 16, 2015 (the “Agreement”).

The Agreement provides that Mr. Schuster will remain an employee of RGA through June 30, 2016 and will be providing assistance with transition of work as needed during such time. Mr. Schuster will continue to receive his salary and participate in Company employee benefit plans through June 30, 2016. Mr. Schuster will not receive any paid time off allotment or new equity award grants in 2016.

The Agreement includes a customary release of all claims that Mr. Schuster may have against the Company, its affiliates and related persons. Mr. Schuster is also subject to customary confidentiality obligations, as well as obligations surviving until June 30, 2017 to not: (i) cause or attempt to cause any current, recent or potential client or customer of the Company in Europe, the Middle East, Asia and Africa (the “Territory”) to divert, terminate, limit or modify its relationship with the Company, (ii) solicit current or recent Company clients or customers in the Territory to alter their business with the Company or (iii) solicit Company employees to provide goods or services that are competitive with the Company.

So long as Mr. Schuster executes the general release of claims in favor of the Company provided in the Agreement on or after July 1, 2016, he will also receive a sum of $728,650, representing: (i) six months of base salary, plus (ii) a full-year bonus payment at the “target” award amount under the Company’s annual bonus plan.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement itself, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED

Date: December 22, 2015	By:	/s/ Jack B. Lay
		Name:	Jack B. Lay
		Title:	Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Confidential Separation Agreement and General Release, dated December 16, 2015, between Paul Schuster and RGA Reinsurance Company.

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